UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

 (Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 22, 2016, Aspen Group, Inc. (the “Company”) issued 4,855,487 shares of common stock to two of its warrant holders in exchange for their early exercise of warrants at a reduced exercise price of $0.155 (originally, $0.19) per share. The Company received gross proceeds of $752,500from these exercises. As a condition of the warrant holders exercising their warrants, Mr. Michael Mathews, the Company’s Chairman of the Board and Chief Executive Officer, converted a $300,000 note (the “Note”) and the related accrued interest on the Note and the conversion price was reduced from $1.00 to $0.19 per share. In connection with this conversion, Mr. Mathews was issued 1,591,053 shares of common stock.

The securities were issued and sold in reliance upon the exemption from registration contained in Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The proceeds will be used for general corporate purposes, including working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: April 25, 2016	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer